As filed with the Securities and Exchange Commission on February 11, 1998
                              Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                              BIG CITY RADIO, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                               13-3790661
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)

                                11 Skyline Drive
                               Hawthorne, NY 10532
                                 (914) 592-1071
               (Address of Principal Executive Offices)(Zip Code)

                 BIG CITY RADIO, INC. 1997 INCENTIVE STOCK PLAN
                                       And
                    MICHAEL KAKOYIANNIS EMPLOYMENT AGREEMENT
                            (Full title of the plan)

                                Arnold L. Wadler
             Executive Vice President, General Counsel and Secretary
                              Big City Radio, Inc.
                             c/o Metromedia Company
                              One Meadowlands Plaza
                         East Rutherford, NJ 07073-2137
                     (Name and address of agent for service)
                                 (201) 531-8000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


          Title of                 Amount to be        Proposed Maximum Offering        Proposed Maximum              Amount of
Securities to be Registered         Registered               Price Per Unit         Aggregate Offering Price      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,               981,265(1)                $7.55(2)                 $7,408,646(2)                $2,185.55
par value $.01 per share
====================================================================================================================================


(1) This Registration Statement covers (i) 700,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of Big City Radio, Inc. (the "Company") which may be purchased pursuant to the exercise of options granted or available for grant under the Big City Radio, Inc. 1997 Incentive Stock Plan (the "Plan") and (ii) 281,265 shares of Class A Common Stock that may be issued to Michael Kakoyiannis, the President and Chief Executive Officer of the Company, pursuant to his employment agreement with the Company (the "Employment Agreement").

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). Under the Plan, the Company granted options to purchase 150,000 shares of Class A Common Stock at an exercise price of $6.00 per share and options to purchase 422,500 shares of Class A Common Stock at an exercise price of $7.00 per share. The Proposed Maximum Offering Price for the remaining options to purchase 127,500 shares of Class A Common Stock available for grant under the Plan and for the 281,265 shares of Class A Common Stock that may be issued under the Employment Agreement was calculated upon the basis of the average of the high and low prices of the Class A Common Stock as reported on the American Stock Exchange on February 4, 1998.

                                EXPLANATORY NOTE


                  The Section 10(a) prospectuses being delivered by Big City Radio, Inc. (the "Company") to participants in the Big City Radio, Inc. 1997 Stock Incentive Plan (the "Plan") and to Michael Kakoyiannis pursuant to his employment agreement with the Company (the "Employment Agreement"), as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8 and relate to shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") which have been reserved for issuance pursuant to the Plan and the Employment Agreement. The Company shall provide to participants in the Plan and the Mr. Kakoyiannis a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8. The information regarding the Plan and the Employment Agreement required in the Section 10(a) prospectuses is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act and are available without charge, upon written or oral request. Requests for such documents should be directed to: Metromedia Company, One Meadowlands Plaza, East Rutherford, NJ 07073-2137, Attention: Arnold L. Wadler, Executive Vice President, General Counsel and Secretary.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  1. The Company's Prospectus, dated December 18, 1997, included in the Company's Registration Statement on Form S-1, filed with the Commission on September 26, 1997, as amended (File No. 333- 36449).

                  2. The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A, dated December 16, 1997, including any amendment or report filed for the purpose of updating such description (File No. 001-13715).

                  All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

                  Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

                  Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145 of the DGCL.

                  Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of the members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Amended and Restated Certificate of Incorporation contains such a provision.

                  The Company's Amended and restated Certificate of Incorporation further provides that the Company shall indemnify its officers and directors and, to the extent authorized by the Board of Directors, employees and agents of the Company, to the fullest extent permitted by and in the manner permissible under the laws of the State of Delaware.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

ITEM 8.           EXHIBITS

Exhibit
Number:           Description:

 4.1     --       Amended and Restated Certificate of Incorporation of the
                  Company, as amended (incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No.
                  333- 36449)).

 4.2     --       Amended and Restated Bylaws of the Company (incorporated by reference from the Company's Registration Statement on Form
                  S-1 (Registration No. 333- 36449)).

 4.3     --       Big City Radio, Inc. 1997 Incentive Stock Plan (incorporated by reference from the Company's Registration Statement on Form
                  S-1 (Registration No. 333- 36449)).

 4.4     --       Employment Agreement, dated December 24, 1997, between the
                  Company and Michael Kakoyiannis (incorporated by reference from the Company's Registration Statement on Form S-1
                  (Registration No. 333- 36449)).

 5.1     --       Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company, regarding the legality of the Class A Common
                  Stock being registered.

23.1     --       Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).

23.2     --       Consent of KPMG Peat Marwick LLP.

23.3     --       Consent of Holtz Rubenstein & Co., LLP.

24.1     --       Power of Attorney (included on signature page).

ITEM 9.           UNDERTAKINGS

                  (a) The undersigned registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from regis tration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 11, 1998.

                                    BIG CITY RADIO, INC.


                                By: /s/ Michael Kakoyiannis
                                    --------------------------------------------
                                    Name:  Michael Kakoyiannis
                                    Title: President and Chief Executive Officer


                  KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael Kakoyiannis, Silvia Kessel, Paul R. Thomson and Arnold L. Wadler and each of them, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and sterad, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents,, proxies and attorneys-in-fact, any of them or any of his or her or their substitutes may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


        SIGNATURES               TITLE OR CAPACITIES                 DATE

    /s/Stuart Subotnick        Chairman of the Board of        February 11, 1998
---------------------------    Directors
     Stuart Subotnick

   /s/Michael Kakoyiannis      President, Chief Executive      February 11, 1998
---------------------------    Officer and Director
    Michael Kakoyiannis

        SIGNATURES               TITLE OR CAPACITIES                 DATE

     /s/Paul R. Thomson      Vice President, Chief Financial  February 11, 1998
---------------------------  Officer and Treasurer
      Paul R. Thomson        (Principal Financial and
                             Accounting Officer)


     /s/Anita Subotnick      Director                         February 11, 1998
---------------------------
      Anita Subotnick

     /s/Silvia Kessel        Executive Vice President and     February 11, 1998
---------------------------  Director
      Silvia Kessel

    /s/Arnold L. Wadler      Executive Vice President,        February 11, 1998
---------------------------  General Counsel, Secretary and
      Arnold L. Wadler       Director

     /s/Leonard White        Director                         February 11, 1998
---------------------------
      Leonard White

                                INDEX TO EXHIBITS


Exhibits
--------

4.1      --       Amended and Restated Certificate of Incorporation of the
                  Company, as amended (incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No.
                  333-36449)).

4.2      --       Amended and Restated Bylaws of the Company (incorporated by reference from the Company's Registration Statement on Form
                  S-1 (Registration No. 333-36449)).

4.3      --       Big City Radio, Inc. 1997 Incentive Stock Plan (incorporated by reference from the Company's Registration Statement on Form
                  S-1 (Registration No. 333-36449)).

4.4      --       Employment Agreement, dated December 24, 1997, between the
                  Company and Michael Kakoyiannis (incorporated by reference from the Company's Registration Statement on Form S-1
                  (Registration No. 333-36449)).

5.1      --       Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company, regarding the legality of the Class A Common
                  Stock being registered.

23.1     --       Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).

23.2     --       Consent of KPMG Peat Marwick LLP.

23.3     --       Consent of Holtz Rubenstein & Co., LLP.

24.1     --       Power of Attorney (included on signature page).